                                           Registration No.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)  X
                  -----

                            WILMINGTON TRUST COMPANY
               (Exact name of trustee as specified in its charter)


        Delaware                                         51-0055023
(State of incorporation)                 (I.R.S. employer identification no.)

                               Rodney Square North
                            1100 North Market Street
                           Wilmington, Delaware  19890
                    (Address of principal executive offices)

                               Cynthia L. Corliss
                        Vice President and Trust Counsel
                            Wilmington Trust Company
                               Rodney Square North
                           Wilmington, Delaware  19890
                                 (302) 651-8516
            (Name, address and telephone number of agent for service)



                       NORTHWESTERN PUBLIC SERVICE COMPANY
                            NWPS CAPITAL FINANCING II

               (Exact name of obligor as specified in its charter)

        Delaware                                           46-0172280
        Delaware                                       To be applied for
(State of incorporation)                  (I.R.S. employer identification no.)


     33 Third Street S.E.
     Huron, South Dakota                                   57350-1318
(Address of principal executive offices)                   (Zip Code)



               Preferred Securities of NWPS Capital Financing II

                       (Title of the indenture securities)
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

ITEM 1.        GENERAL INFORMATION.

               Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Federal Deposit Insurance Co.  State Bank Commissioner
               Five Penn Center               Dover, Delaware
               Suite #2901
               Philadelphia, PA

          (b)  Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.

               If the obligor is an affiliate of the trustee, describe each affiliation:

               Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

ITEM 3.   LIST OF EXHIBITS.

               List below all exhibits filed as part of this Statement of Eligibility and Qualification.

          A. Charter of Wilmington Trust Company, which includes the certificate of authority of Wilmington Trust Company to commence business and the authorization of Wilmington Trust Company to exercise corporate trust powers. Said Charter is incorporated herein by reference to Registration No. 22-21841/Pre-Effective Amendment No. 3 to Form T-1 filed by Wilmington Trust Company in May, 1992, with respect to Subordinated Notes due 2002 of Supermarkets General Holdings Corporation.
          B. By-Laws of Wilmington Trust Company. Said By-Laws are incorporated herein by reference to Registration No. 22-21841/Pre-Effective Amendment No. 3 to Form T-1 filed by Wilmington Trust Company in May, 1992, with respect to Subordinated Notes due 2002 of Supermarket Generals Holdings Corporation.
          C. Consent of Wilmington Trust Company required by Section 321(b) of Trust Indenture Act.
          D.   Copy of most recent Report of Condition of Wilmington Trust
               Company.

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Wilmington Trust Company, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 16th day of June, 1995.

                                      WILMINGTON TRUST COMPANY

[SEAL]

Attest: /s/ Carolyn C. Daniels         By: /s/ Emmett R. Harmon
       -----------------------            ----------------------
       Assistant Secretary                Name: Emmett R. Harmon
                                          Title:  Vice President

                                                                       EXHIBIT C



                             SECTION 321(b) CONSENT


     Pursuant to Section 321(b) of the Trust Indenture Act of 1939, Wilmington Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities Exchange Commission upon requests therefor.



                                    WILMINGTON TRUST COMPANY


Dated: June 16, 1995                By: /s/ Emmett R. Harmon
                                       -----------------------
                                       Name: Emmett R. Harmon
                                       Title: Vice President

                                   EXHIBIT "D"



                                     NOTICE


          This form is intended to assist state nonmember banks and savings banks with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.



REPORT OF CONDITION

Consolidating domestic subsidiaries of the

           WILMINGTON TRUST COMPANY                        of     WILMINGTON
- ----------------------------------------------------------    -----------------
                 Name of Bank                                        City

in the State of   DELAWARE  , at the close of business on March 31, 1995.
               -------------


ASSETS
                                                                        Thousands of dollars
Cash and balances due from depository institutions:

     Noninterest-bearing balances and currency and coins . . . . . . . . . . . . .   224,132
     Interest-bearing balances . . . . . . . . . . . . . . . . . . . . . . . . . .         0
Held-to-maturity securities. . . . . . . . . . . . . . . . . . . . . . . . . . . .   866,133
Available-for-sale securities. . . . . . . . . . . . . . . . . . . . . . . . . . .   242,355
Federal funds sold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5,000
Securities purchased under agreements to resell. . . . . . . . . . . . . . . . . .   198,831
Loans and lease financing receivables:
     Loans and leases, net of unearned income. . . . . . . 3,207,574
     LESS:  Allowance for loan and lease losses. . . . . .    45,956
     LESS:  Allocated transfer risk reserve. . . . . . . .         0
     Loans and leases, net of unearned income, allowance, and
      reserve. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3,161,618
Assets held in trading accounts. . . . . . . . . . . . . . . . . . . . . . . . . .         0
Premises and fixed assets (including capitalized leases) . . . . . . . . . . . . .    69,039
Other real estate owned. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14,430
Investments in unconsolidated subsidiaries and associated companies. . . . . . . .     2,481
Customers' liability to this bank on acceptances outstanding . . . . . . . . . . .         0
Intangible assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4,917
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    94,393
Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4,883,329



                                                          CONTINUED ON NEXT PAGE

LIABILITIES

Deposits:
In domestic offices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3,075,750
     Noninterest-bearing . . . . . . . .   595,708
     Interest-bearing. . . . . . . . . . 2,480,042
Federal funds purchased. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   243,700
Securities sold under agreements to repurchase . . . . . . . . . . . . . . . . . .   230,426
Demand notes issued to the U.S. Treasury . . . . . . . . . . . . . . . . . . . . .    27,650
Trading liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         0
Other borrowed money:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   ///////
     With original maturity of one year or less. . . . . . . . . . . . . . . . . .   820,000
     With original maturity of more than one year. . . . . . . . . . . . . . . . .         0
Mortgage indebtedness and obligations under capitalized leases . . . . . . . . . .     1,887
Bank's liability on acceptances executed and outstanding . . . . . . . . . . . . .         0
Subordinated notes and debentures. . . . . . . . . . . . . . . . . . . . . . . . .         0
Other liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    86,776
Total liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4,486,189
Limited-life preferred stock and related surplus . . . . . . . . . . . . . . . . .         0



EQUITY CAPITAL

Perpetual preferred stock and related surplus. . . . . . . . . . . . . . . . . .           0
Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         500
Surplus    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      62,118
Undivided profits and capital reserves . . . . . . . . . . . . . . . . . . . . .     334,615
Net unrealized holding gains (losses) on available-for-sale
 securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (93)
Total equity capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     397,140
Total liabilities, limited-life preferred stock, and equity capital. . . . . . .   4,883,329


We, the undersigned directors, attest to               I,    David R. Gibson
the correctness of this statement of                      ---------------------
resources and liabilities.  We declare                           Name
that it has been examined by us, and
to the best of our knowledge and belief                   Senior Vice President
has been prepared in conformance with                     ---------------------
the instructions and is true and correct.                        Title

/s/ Richard R. Collins                  ]              of the above-named bank
- --------------------------------------  ]              do hereby declare that
                                        ] Directors    this Report of Condition
/s/ Carolyn S. Burger                   ]              is true and correct to
- --------------------------------------  ]              the best of my knowledge
                                        ]              and belief.
/s/ Thomas P. Sweeney                   ]
- --------------------------------------  ]
                                                          /s/ David R. Gibson
                                                       -------------------------
                                                                Signature

                                                                04/27/95
                                                       -------------------------


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